COMPANY STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of May [●], 2026, is entered into by and among Hall Chadwick Acquisition Corp., a Delaware corporation (“HCAC”) and certain of the stockholders (such stockholders, each, a “Stockholder” and together, the “Stockholders”) of REEcycle Holdings, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement.

RECITALS

WHEREAS, HCAC, HCAC Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HCAC (“Merger Sub”) and the Company have entered into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Exchange Act) of, and is entitled to dispose of and vote, the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (collectively, with respect to each Stockholder, such Stockholder’s “Owned Shares”; and such Owned Shares, together with any additional Company Securities convertible into or exercisable or exchangeable for Company Common Stock in which such Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, the Stockholders are entering into this Agreement as a condition and inducement to the willingness of HCAC and Merger Sub to enter into the BCA.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, HCAC, Merger Sub and each Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4, each Stockholder, solely in such Person’s capacity as a stockholder of the Company, irrevocably and unconditionally agrees to validly execute and deliver to the Company in respect of all of the Stockholder’s Covered Shares, as promptly as practicable after the Registration Statement becomes effective (and in any event within ten (10) Business Days after receiving notice from HCAC or the Company of such fact), the written consent that will be solicited by the Company from the Stockholder pursuant to the BCA to obtain the Company Shareholder Approval. In addition, prior to the Termination Date (as defined below), each Stockholder, in his, her or its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall:

(a) when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of (i) the adoption of the BCA and, as applicable, the approval of each applicable Ancillary Document, and the transactions contemplated thereby (including the Merger), and each other matter required (or reasonably requested by the Company or the HCAC) to be approved or adopted by the stockholders of the Company in order to effect the Merger and the other transactions contemplated by the BCA and the Ancillary Documents, and (ii) any proposal to adjourn such meeting at which there is a proposal for stockholders of the Company to adopt the BCA to a later date if there are not sufficient votes to adopt the BCA or if there are not sufficient Company Securities present in person or represented by proxy at such meeting to constitute a quorum; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against (i) any Acquisition Proposal and (ii) any other action that would reasonably be expected to (A) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the BCA, (B) to the knowledge of such Stockholder, result in a material breach of any covenant, representation or warranty or other obligation or agreement of the Company under the BCA or (C) result in a material breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of the Company (the “Company Board”) or the Company Board has previously recommended the Merger but changed such recommendation.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (a) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (c) enter into any Contract or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

3. Termination of Company Stockholder Agreements. Each Stockholder agrees to execute and deliver such agreement or instrument as may be necessary to cause to be terminated, as at the Effective Time, any voting agreement or voting trust, except for this Agreement, with respect to any of such Stockholder’s Covered Shares.

4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the valid termination of the BCA in accordance with its terms, (c) with respect to each Stockholder, the mutual written agreement of HCAC, Company, and such Stockholder, and (d) with respect to each Stockholder, the election by such Stockholder in his, her or its sole discretion to terminate this Agreement following any amendment to, or waiver by the Company of Acquiror’s obligations under, the BCA without the prior written consent of such Stockholder (which consent shall not be unreasonably withheld, conditioned or delayed) that materially decreases or changes the form of the Aggregate Merger Consideration or Earnout Shares (the earliest of such date under clause (a), (b), and (c) being referred to herein as the “Termination Date”). In the event of the termination of this Agreement pursuant to this Section 4, this Agreement shall forthwith become void and have no further force or effect, without any Liability on the part of any party, other than for any willful breach of this Agreement occurring prior to such termination, except that the provisions of this Section 4, and Sections 11, 12, 13, 14, 15, 16, 18, 20 and 21 shall survive any termination of this Agreement and shall remain legal, valid, binding and enforceable obligations of the parties in accordance with their respective terms.

5. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly as to himself, herself or itself only) to HCAC as follows:

(a) As of the date hereof, such Stockholder owns exclusively of record (and is the sole beneficial owner of), and has good, valid and marketable title to, such Stockholder’s Owned Shares, free and clear of any Liens (other than as created by this Agreement, the Organizational Documents of the Company, or any applicable Laws). As of the date hereof, other than the Owned Shares and Company Options set forth opposite such Stockholder’s name on Exhibit A, such Stockholder does not own (of record or beneficially) any Company Securities convertible into shares of capital stock or other voting securities of the Company or any interest therein.

(b) As of the date hereof, and except as provided in this Agreement, such Stockholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to such Stockholder’s Owned Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of such Stockholder’s Owned Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Owned Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any Contract or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement and has no knowledge and is not aware of any such Contract or undertaking.

(c) If such Stockholder is not an individual, such Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver, and perform its obligations under, this Agreement, and to consummate the transactions contemplated hereby. If the Stockholder is an individual, he or she has all the requisite capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legally valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by any Enforceability Exceptions).

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger or the other transactions contemplated by the BCA.

(e) The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the BCA, will not (i) if such Stockholder is not an individual, constitute or result in a breach or violation of, or a default under, the Organizational Documents of such Stockholder, (ii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, or the creation, modification or acceleration of any obligations under, any Contract binding upon such Stockholder, in each case in a manner that would reasonably be expected to prevent or materially delay or materially impair such Stockholder’s ability to perform his, her or its obligations hereunder or to consummate the transactions contemplated by this Agreement, the consummation of the Merger or any other transaction contemplated by the BCA, or (iii) conflict with or violate any Law to which such Stockholder is subject, (iv) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, in each case the absence of which would reasonably be expected to prevent or materially delay or materially impair such Stockholder’s ability to perform his, her or its obligations hereunder or to consummate the transactions contemplated by this Agreement, the consummation of the Merger or any other transaction contemplated by the BCA, or (v) constitute or result in the creation of any Lien on such Stockholder’s Covered Shares, except for any Lien under applicable securities Laws or any Lien created by HCAC or its Affiliates.

(f) As of the date hereof, (i) there are no Actions pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder and (ii) such Stockholder is not a party to or subject to the provisions of any Order, in each case in clauses (i) or (ii), that, in any manner, questions the beneficial or record ownership of such Stockholder’s Covered Shares or challenges or seeks to prevent, enjoin, impair, adversely affect or materially delay the performance by such Stockholder of his, her or its obligations under this Agreement.

(g) Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of HCAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the BCA and has independently, based on such information as the Stockholder has deemed appropriate and without reliance upon HCAC, the Company or any Affiliate of HCAC or the Company, made his, her or its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that that he, she or it has had the opportunity to seek independent legal advice prior to executing this Agreement. HCAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character to such Stockholder regarding the subject matter of this Agreement except as expressly set forth in this Agreement. Such Stockholder acknowledges receipt and review of a copy of the BCA and that the agreements contained herein with respect to the Covered Shares held by the Stockholder are irrevocable.

(h) Such Stockholder understands and acknowledges that HCAC is entering into the BCA in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(i) Except as set forth in Section 4.26 of the Company Disclosure Letter, no investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which HCAC or the Company is or could be liable in connection with this Agreement or the BCA or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by or on behalf of such Stockholder.

6. Certain Covenants of the Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Prior to the termination of this Agreement, such Stockholder shall not, and shall cause his, her or its controlled Affiliates not to, and shall use reasonable best efforts to cause his, her or its and their respective Representatives not to, (i) initiate, solicit, enter into or continue discussions, negotiations or transactions with, or respond to any inquiries or proposals by, any Person with respect to, or provide any non-public information or data concerning the Company or any of the Company’s Subsidiaries to any Person relating to, an Acquisition Proposal (other than to inform such Person of such Stockholder’s obligations pursuant to this Section 6(a)), (ii) enter into any acquisition agreement, business combination agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state for purposes of facilitating an Acquisition Proposal, (v) otherwise knowingly encourage or facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal or (vi) resolve or agree to do any of the foregoing. Such Stockholder also agrees that immediately following the execution of this Agreement he, she or it shall, and shall cause each of his, her or its controlled Affiliates to, and shall instruct his, her or its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal.

Notwithstanding anything in this Agreement to the contrary, (x) such Stockholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (y) such Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (z) any breach by the Company of its obligations under Section 6.06 of the BCA shall not in itself be considered a breach of this Section 6(a) (it being understood that, for the avoidance of doubt, such Stockholder shall remain responsible for his, her or its breach of this Section 6(a) or any breach of this Section 6(a) by his, her or its Representatives (other than any such Representative that is acting in its capacity as a Company Related Party).

(b) Restrictions on Transfers. Prior to the termination of this Agreement, such Stockholder shall not, directly or indirectly, Transfer (as such term is defined below) any of his, her or its Covered Shares, except (i) to an Affiliate of such Stockholder, (ii) by virtue of applicable law or such Stockholder’s organizational documents upon liquidation or dissolution of such Stockholder or (iii) in case such Stockholder is an individual, (A) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (C) to a charity, charitable trust, or other charitable organization under Section 501(c)(3) of the Code, (D) upon the death of such Stockholder or (E) for bona fide estate planning purposes; provided in each case in clauses (i) through (iii) that such transferee signs a counterpart to this Agreement. As used herein, “Transfer” means (A) any sale, assignment, exchange, conveyance, pledge, hypothecation or other transfer or disposition, whether direct or indirect, whether or not for value, and whether or not by operation of law (including by merger, consolidation or otherwise), including any transfer of a Covered Share to a broker or other nominee (with or without a corresponding change in beneficial ownership) and any transfer of voting control of such Covered Share, or (B) entering into any Contract providing for any transaction contemplated by the preceding clause (A).

7. Appraisal Rights; Other Actions. Each Stockholder (a) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger or any other transaction contemplated by the BCA that such Stockholder may have by virtue of ownership of the Covered Shares; and (b) except with respect to the enforcement of rights or remedies under the BCA or any Ancillary Document (including in connection with a breach of any provision thereof or the termination thereof) agrees not to commence, join in, facilitate, assist, encourage or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against HCAC, HCAC’s Affiliates, the HCAC’s directors or officers, the Sponsor, the Company or any of their respective successors and assigns relating to the evaluation, negotiation, execution or delivery of this Agreement, the BCA (including the Aggregate Merger Consideration) or the consummation of the transactions contemplated hereby and thereby.

8. Disclosure, Public Announcements. Each Stockholder hereby authorizes the Company and HCAC to publish and disclose in any announcement, filing or disclosure required to be made by any Governmental Authority or other applicable Law or the rules of any national securities exchange or as requested by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided that, for the avoidance of doubt, such Stockholder’s identity shall not be included in a press release or other public disclosure (other than a filing with the SEC) without such Stockholder’s prior written consent. Neither the Stockholder nor any of his, her or its Affiliates shall issue any press release or make any other public announcement or public statement with respect to this Agreement, the BCA or any of the transactions contemplated hereby or thereby (each, a “Public Communication”), without the prior written consent of HCAC and the Company (which consent may be withheld in HCAC’s or the Company’s sole discretion), except (a) as required by applicable Law or any Governmental Authority of competent jurisdiction (including pursuant to any court process), in which case the Stockholder shall provide each of HCAC and the Company and their respective legal counsel with a reasonable opportunity to review and comment on such Public Communication (solely with respect to such portions that relate to this Agreement, the BCA or the transactions contemplated hereby or thereby) in advance of its issuance and shall give reasonable and good faith consideration to any such comments or (b) with respect to a Public Communication that is consistent with prior disclosures by HCAC and the Company; provided that the foregoing shall not apply to any disclosure required to be made by such Stockholder to a Governmental Authority so long as such disclosure is consistent with the terms of this Agreement and the BCA and the disclosures made by the Company and HCAC pursuant to the terms of the BCA.

9. Changes in Capital Stock. In the event (a) of any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like that results in a change in the number of shares of Company Common Stock held by each Stockholder, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or (c) any Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares of Company Common Stock as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares of Company Common Stock may be changed or exchanged or which are received in such transaction.

10. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by HCAC and the applicable Stockholder.

11. Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. All notices and other communications under this Agreement between or among the parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (provided that, if receipt has not been confirmed (excluding any automated reply, such as an out-of-office notification) then a copy shall be dispatched in the manner described in the preceding clause (c) no later than 24 hours after such delivery by email), addressed as follows:

If to HCAC, to:

Hall Chadwick Acquisition Corp

1 North Bridge Road

#18-06 High Street Centre

Singapore

Attn: Alex Bono

E-mail: Abono@hallchadwick.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001-4795

Attn: Andy Tucker

E-mail: ATucker@duanemorris.com

If to a Stockholder, to the address or email address set forth on such Stockholder’s signature page hereto,

or to such other address(es) or email address(es) as the Parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

13. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in HCAC any direct or indirect ownership of or with respect to the Covered Shares of a Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of a Stockholder shall remain vested in and belonging to such Stockholder in the voting or disposition of any such Stockholder’s Covered Shares except as otherwise provided herein.

14. Entire Agreement. This Agreement and the BCA constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Stockholder until after such time as the BCA is executed and delivered by the Company, HCAC and Merger Sub.

15. No Third-Party Beneficiaries. Each Stockholder hereby agrees that his, her or its representations, warranties and covenants set forth herein are solely for the benefit of HCAC in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person, other than the parties hereto, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided that the Company shall be an express third party beneficiary with respect to Section 5 and Section 6(b).

16. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby (whether based on contract, tort, equity or otherwise), shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws (whether of the State of Delaware or of any other jurisdiction) to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection he, she or it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, (iii) agrees that all claims in respect of such Action shall be heard and determined only in any such court and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 16.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Stockholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of HCAC or (b) be assigned by HCAC in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the applicable Stockholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns.

18. Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party hereby waives any requirement for the securing or posting of any bond in connection therewith.

19. Grant of Irrevocable Proxy. Each Stockholder hereby irrevocably grants and appoints HCAC and any designee of HCAC, and each of them individually, as his, her or its proxy and attorney-in-fact, with full power of substitution and resubstitution, to the fullest extent of such Stockholder’s rights with respect to the Covered Shares, effective as of the date hereof and continuing until the termination of this Agreement pursuant to Section 4 (the “Voting Period”), to vote (or execute written consents, if applicable) with respect to the Covered Shares as required pursuant to, and for the sole purposes of voting in accordance with, and solely with respect to the matters set forth in, Section 1, in each case to the same extent and with the same effect as such Stockholder might or could do under applicable Law. The proxy granted by each Stockholder hereunder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy, and each Stockholder (a) will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and (b) hereby revokes any proxy previously granted by such Stockholder with respect to any Covered Shares (but only with respect to the matters set forth in Section 1 and only during the Voting Period). The power of attorney granted by each Stockholder hereunder is a durable power of attorney and shall survive the bankruptcy or dissolution of such Stockholder. Other than as provided in this Section 19, during the Voting Period, no Stockholder shall directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of such Stockholder’s Covered Shares in connection with the matters set forth in Section 1.

20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable Law, but, if any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. If any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, the parties shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

22. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Stockholder, or a designee of such Stockholder, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director of the Company, in the Stockholder’s, or his, her or its designee’s, sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a holder of the Covered Shares). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HALL CHADWICK ACQUISITION CORP.

By:
	Name:	[●]
	Title:	[●]

[Signature Page to Company Stockholder Support Agreement]

STOCKHOLDER

Name of Stockholder:

[●]

Signature:

If signed on behalf of an entity, include the following:
Name:
Title:

In all cases, include the following:

Address for Notice:
[●]

Email for Notice:
[●]

[Signature Page to Company Stockholder Support Agreement]

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